Exhibit 10.3
FOURTH AMENDMENT TO LEASE
This FOURTH AMENDMENT TO LEASE (this "Amendment") is dated as of May 19, 2026 (the "Effective Date"), by and between MADISON-OFC ONE MAIN PLACE OR LLC, a Delaware limited liability company ("Landlord"), and SCHRÖDINGER, INC., a Delaware corporation ("Tenant").
R E C I T A L S :
A.Landlord (as successor-in-interest to KBSII One Main Place, LLC, and prior thereto One Main Place Portland – Oregon, Inc.), and Tenant are parties to that certain Lease dated as of July 30, 2008 (the "Original Lease"), as amended by that certain First Amendment to Office Lease dated as of October 27, 2014 (the "First Amendment"), that certain Second Amendment to Office Lease dated as of December 10, 2018 (the "Second Amendment") and that certain Third Amendment dated as of May 6, 2021 (the "Third Amendment", and together with the Original Lease, the First Amendment and the Second Amendment, collectively, the "Lease"), pursuant to which Tenant leases from Landlord certain premises (collectively, the "Premises") consisting of (i) that certain space commonly known as "Suite 1300" ("Suite 1300") consisting of approximately 17,348 rentable square feet of space on the thirteen (13th) floor of the building located at 101 S.W. Main Street, Portland, Oregon (the "Building"), (ii) that certain space commonly known as "Suite 1400" ("Suite 1400") consisting of approximately 8,811 rentable square feet of space on the fourteenth (14th) of the Building, and (iii) that certain space commonly known as "Suite 1410" ("Suite 1410") consisting of approximately 8,537 rentable square feet of space on the fourteenth (14th) of the Building, all as more particularly described in the Lease. All terms defined in the Lease when used herein shall have the meanings ascribed to such terms in the Lease unless expressly superseded by the terms of this Amendment.
B.Landlord and Tenant now desire to amend the Lease to (i) delete a portion of the Premises from the Lease and provide for Tenant's surrender to Landlord of such portion of the Premises, and (ii) modify various terms and provisions of the Lease, all as hereinafter provided.
A G R E E M E N T :
NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1.Partial Deletion of Premises.
1.1.Partial Deletion. Effective as of 11:59 p.m. on March 31, 2026 (the "Partial Deletion Date"), the Lease shall, subject to the other provisions hereof, terminate with respect to Suite 1300 shown on Exhibit A attached hereto. The parties stipulate that after the deletion of Suite 1300 from the Lease as provided herein, the remaining Premises demised under the Lease consisting of Suite 1400 and Suite 1410 (collectively, the "Remaining Premises") shall be deemed to contain a total of 17,348 rentable square feet of space. The Remaining Premises are depicted on Exhibit B attached hereto. From and after the Partial Deletion Date, all references in the Lease and this Amendment to Premises shall, subject to the other provisions hereof, be deemed to refer to the Remaining Premises.
Notwithstanding the early termination of the Lease with respect to Suite 1300 as described above, Tenant shall have a license to remain in occupancy of the office portion of Suite 1300 (the "Suite 1300 Office") at any time during the period commencing on the date immediately after the Partial Deletion Date (the "Reduction Date") and ending on December 31, 2026 or such earlier date upon which Tenant shall vacate the Suite 1300 Office (the "Suite 1300 Office Surrender Period"); provided, that Tenant shall provide at least five (5) days prior written notice (which may be by email) to Landlord of the scheduled surrender date with respect to the Suite 1300 Office (such date, the "Suite 1300 Office Scheduled Surrender Date"). The Suite 1300 Office contains 16,235 rentable square feet. During the period commencing on the Reduction Date and continuing through the Suite 1300 Scheduled Surrender Date (but in no event beyond the Suite 1300 Office Surrender Period), except as otherwise set forth herein, all of the terms and conditions of the Lease shall continue to apply to the Suite 1300 Office during such period, except that (i) during the Suite 1300 Office Surrender Period, Tenant shall not be obligated to pay Monthly Installments of Rent for the Suite 1300 Office, (ii) during the period commencing on the Reduction Date and continuing through September

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30, 2026, Tenant shall not be obligated to pay Expenses, Taxes and Insurance Costs for the Suite 1300 Office, and (iii) during the period commencing on October 1, 2026 and continuing through the Suite 1300 Office Surrender Period, Tenant shall be obligated to pay Tenant's Proportionate Share of Expenses, Taxes and Insurance Costs for the Suite 1300 Office as provided in the Lease, except that Tenant's Proportionate Share shall be equal to 5.253% for the Suite 1300 Office.
Notwithstanding the early termination of the Lease with respect to Suite 1300 as described above, Tenant shall have a license to remain in occupancy of the server room portion of Suite 1300 (the "Suite 1300 Server Room") during the period commencing on the Reduction Date and ending on March 31, 2027 and during such period, Landlord shall use commercially reasonably efforts to minimize interference with Tenant's access to the Suite 1300 Server Room (the "Suite 1300 Server Room Surrender Period"); provided, that Tenant shall provide at least five (5) days prior provide prior written notice (which may be by email) to Landlord of the scheduled surrender date with respect to the Suite 1300 Server Room (such date, the "Suite 1300 Server Room Scheduled Surrender Date"). The Suite 1300 Server Room contains 1,113 rentable square feet. During the period commencing on the Reduction Date and continuing through the Suite 1300 Server Room Scheduled Surrender Date (but in no event beyond the Suite 1300 Server Room Surrender Period), except as otherwise set forth herein, all of the terms and conditions of the Lease shall continue to apply to the Suite 1300 Server Room during such period, except that (i) during the Suite 1300 Server Room Surrender Period, Tenant shall not be obligated to pay Monthly Installments of Rent for the Suite 1300 Server Room, (ii) during the Suite 1300 Server Room Surrender Period, Tenant shall be obligated to pay Tenant's Proportionate Share of Expenses, Taxes and Insurance Costs for the Suite 1300 Server Room as provided in the Lease, except that Tenant's Proportionate Share shall be equal to 0.34% for the Suite 1300 Server Room, and (iii) during the Suite 1300 Server Room Surrender Period, Tenant shall pay for the electrical submeter on the Leibert Unit providing service to the Suite 1300 Server Room on a monthly basis.
Notwithstanding anything to the contrary contained in the Lease or this Amendment, following the Partial Deletion Date and continuing until the Suite 1300 Office Scheduled Surrender Date or the Suite 1300 Server Room Scheduled Surrender Date, as applicable, Landlord shall be permitted to access Suite 1300 to show the same to prospective tenants. Tenant acknowledges that commencing on the Suite 1300 Office Scheduled Surrender Date, Landlord shall be performing work in the Suite 1300 Office, and any inconvenience suffered by Tenant in the Suite 1300 Server Room during the perform of such work (if any) shall not subject Landlord to any liability for any loss or damage resulting therefrom or entitle Tenant to any credit, abatement or adjustment of rent or other sums payable under the Lease, as hereby amended.
On or prior to the Suite 1300 Office Scheduled Surrender Date, with respect to the Suite 1300 Office (but in no event beyond the Suite 1300 Office Surrender Period), or the Suite 1300 Server Room Scheduled Surrender Date, with respect to the Suite 1300 Server Room (but in no event beyond the Suite 1300 Server Room Surrender Period), as applicable, Tenant shall surrender the Suite 1300 Office and/or the Suite 1300 Server Room, as applicable, to Landlord vacant and broom clean, with all of Tenant's trade fixtures, furniture, office equipment, and other equipment and personal property removed therefrom, but otherwise Tenant shall have no obligation to remove any alterations or make any restoration to the Suite 1300 Office or Suite 1300 Server Room. Tenant acknowledges and agrees that time is of the essence with respect to Tenant's obligation hereunder. Tenant's failure to timely so surrender the Suite 1300 Office or the Suite 1300 Server Room, as applicable, shall constitute a breach of and a default under the Lease (and no notice, grace or cure period shall be applicable thereto), and a holdover without Landlord's consent for purposes of Article 14 of the Original Lease. In addition, if the Suite 1300 Office or the Suite 1300 Server Room shall not have been surrendered to Landlord in the condition required above, Landlord may, at its option and at Tenant's expense, perform any or all work as shall be required to put the Suite 1300 Office or the Suite 1300 Server Room, as applicable, in the condition required above (the "Restoration Work"). Landlord's costs of the Restoration Work shall be reimbursed by Tenant within thirty (30) days after Landlord's written demand, and Tenant's failure to make such reimbursement when due shall constitute a breach of and a default under the Lease.
1.2.Release. The later of the Suite 1300 Office Scheduled Surrender Date or the date on which Tenant shall surrender the Suite 1300 Office to Landlord in the condition required by this Section 1 (or, if applicable, such later date as Landlord shall complete the Restoration Work with respect to the Suite 1300 Office) is referred to herein as the "Suite 1300 Office Surrender Date." Effective as of the Suite 1300 Office Surrender Date, Tenant shall be released from its obligations thereafter arising under the Lease with respect to the Suite 1300 Office. Notwithstanding the foregoing, however, Tenant shall remain liable for its obligations with regard to the Suite 1300 Office that arise prior to the Suite 1300 Office Surrender Date, and Tenant's indemnification obligations under the Lease with respect to the Suite 1300 Office shall survive the deletion of the Suite 1300 Office from the Lease with respect to any events which occur prior to the Suite 1300 Office Surrender Date. The later of the Suite 1300 Server

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Room Scheduled Surrender Date or the date on which Tenant shall surrender the Suite 1300 Server Room to Landlord in the condition required by this Section 1 (or, if applicable, such later date as Landlord shall complete the Restoration Work with respect to the Suite 1300 Server Room) is referred to herein as the "Suite 1300 Server Room Surrender Date." Effective as of the Suite 1300 Server Room Surrender Date, Tenant shall be released from its obligations thereafter arising under the Lease with respect to the Suite 1300 Server Room. Notwithstanding the foregoing, however, Tenant shall remain liable for its obligations with regard to the Suite 1300 Server Room that arise prior to the Suite 1300 Server Room Surrender Date, and Tenant's indemnification obligations under the Lease with respect to the Suite 1300 Server Room shall survive the deletion of the Suite 1300 Server Room from the Lease with respect to any events which occur prior to the Suite 1300 Server Room Surrender Date.
2.Extension of Term. The Term of the Lease with respect only to the Remaining Premises is hereby extended for an additional period of sixty-seven (67) months, commencing on October 1, 2026 and expiring on April 30, 2032 (the "New Expiration Date"), unless sooner terminated as provided in the Lease. From and after the date hereof, all references in the Lease to the expiration of the Term of the Lease shall refer to the New Expiration Date, as defined herein. The extension period described above is herein referred to as the "Extension Term." Tenant shall have no further right to extend the Term of the Lease beyond the New Expiration Date without Landlord's consent.
3.Monthly Installments of Rent.
3.1.Prior to October 1, 2026. Effective as of April 1, 2026 and continuing through September 30, 2026, the Monthly Installments of Rent payable by Tenant for the Remaining Premises shall be as set forth in the following schedule:

Period	Monthly Installments of Rent
4/1/26 – 9/30/26	$59,725.24
3.2.From and After October 1, 2026. Effective as of October 1, 2026, and continuing through the New Expiration Date (as defined herein), the Monthly Installments of Rent payable by Tenant for the Remaining Premises shall be as set forth in the following schedule:

Period	Monthly Installments of Rent
10/01/26 – 9/30/27*	$62,163.67
10/1/27 – 9/30/28	$64,028.58
10/1/28 – 9/30/29	$65,949.43
10/1/29 – 9/30/30	$67,927.92
10/1/30 – 9/30/31	$69,965.75
10/1/31 – 4/30/32	$72,064.73
*Notwithstanding anything to the contrary contained herein and provided that no default by Tenant occurs beyond the date which is thirty (30) days after any applicable notice and/or cure periods, Landlord hereby agrees that Tenant shall not be required to pay Monthly Installments of Rent for the Remaining Premises during the period beginning on October 1, 2026 and ending on April 30, 2027 (the "Abatement Period"); provided that the total amount of the Monthly Installments of Rent abated during the Abatement Period shall not exceed $435,145.69. In the event of a default by Tenant that results in termination of the Lease, then, as a part of the recovery set forth in Article 19 of the Original Lease, Landlord shall be entitled to the immediate recovery, as of the day prior to such termination, of the unamortized amount of the Monthly Installments of Rent that was abated during the Abatement Period (as amortized over the scheduled term of the Lease for the Remaining Premises). For the avoidance of doubt, the aforementioned additional thirty (30) day period shall not be an additional cure period for any other purpose under the Lease.

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4.Expenses, Taxes and Insurance Costs. Tenant's obligation to pay Tenant's Proportionate Share of Expenses, Taxes and Insurance Costs for the Remaining Premises shall each remain as provided in the Lease for the Remaining Premises, except that effective as of October 1, 2026, (i) the Base Year for each of Expenses, Taxes and Insurance Costs shall be calendar year 2027, and (ii) Tenant's Proportionate Share of each of Expenses, Taxes and Insurance Costs shall be equal to 5.232%.
5.Condition of Remaining Premises. Landlord and Tenant acknowledge that Tenant is currently occupying the Remaining Premises pursuant to the Lease; therefore, except as set forth in Section 6 below, Landlord shall not be obligated to provide or pay for (or contribute any improvement allowance for) any improvements, work or services related to the improvement, remodeling or refurbishment of the Remaining Premises to ready same for Tenant's occupancy, and, except for Landlord's general maintenance and repair obligations under the Lease, Tenant shall continue to accept the Premises and the Building in their presently existing, "AS IS" condition as of October 1, 2026 and thereafter.
6.Tenant Improvement Allowance. Provided no default has occurred and is continuing, Landlord hereby grants to Tenant an amount not to exceed $693,920.00 (i.e., $40.00 per rentable square foot for the Remaining Premises) (the "Allowance"), for use to reimburse Tenant for actual out-of-pocket costs incurred and paid for by Tenant in connection with certain improvements to the Remaining Premises only (including soft and hard costs) pursuant to and in accordance with the terms of this Section 6 (the "Remaining Premises Improvements"). Any costs incurred by Tenant in excess of the Allowance in connection with the performance of the Remaining Premises Improvements shall be the sole responsibility of Tenant. Tenant's performance of the Remaining Premises Improvements shall be subject to the terms and conditions of Article 6 of the Original Lease, as modified by this Section 6. Following Tenant's substantial completion of each "project" (as defined by the scope of work in the applicable construction contract) in the Remaining Premises Improvements, Landlord shall reimburse Tenant for the reasonable, actual, third-party, out-of-pocket costs (which costs may include, without limitation, labor and materials costs, professional fees (such as engineers, architects, space planners and interior designers and permitting fees)) incurred by Tenant in performing the Remaining Premises Improvements within thirty (30) days following Landlord's receipt from Tenant of evidence reasonably satisfactory to Landlord that Tenant has paid for and completed the Remaining Premises Improvements in full and in accordance with the terms hereof and that there will be no liens recorded against the Buildings arising out of or relating to the Remaining Premises Improvements, which evidence shall include, to the extent applicable as reasonably determined by Landlord: (a) properly executed, unconditional final mechanic's lien releases from Tenant's contractors, vendors and subcontractors ("Tenant's Agents") showing the amounts paid, and evidence that other consultants engaged by Tenant have been paid; (b) Tenant's contractor's last application and certificate for payment (AIA form G702 1992 or equivalent) signed by Tenant's architect/space planner; (c) a breakdown sheet (AIA form G703 1992 or equivalent); (d) original stamped building permit plans; (e) copy of the building permit; (f) original stamped building permit inspection card with all final sign-offs; (g) if required for construction permits, a CD R disk containing electronic files of the "as built" drawings of the Remaining Premises Improvements in both "dwg" and "pdf" formats, from Tenant's architect/space planner for architectural drawings, and from Tenant's contractor for all other trades; (h) if required for construction permits, air balance reports; (i) if required for construction permits, excess energy use calculations; (j) intentionally omitted; (k) intentionally omitted; (l) final punchlist completed and signed off by Tenant and Tenant's architect/space planner; (m) if required for construction permits, letters of compliance from Tenant's engineers stating that the engineers have inspected the Remaining Premises Improvements and that they comply with the engineers' drawings and specifications; (n) a copy of the recorded notice of completion; and (o) a final list of all contractors/vendors/consultants retained by Tenant in connection with the Remaining Premises Improvements and any other improvements in the Remaining Premises pursuant to this Section 6, which final list shall set forth the full legal name, address, contact name (and the total price paid by Tenant for goods and services to each of such contractors/vendors/consultants) provided that Landlord has determined that no material substandard work exists which adversely affects the mechanical, electrical, plumbing, heating, ventilating and air conditioning, life-safety or other systems of the Buildings, the curtain wall of the Buildings, the structure or exterior appearance of the Buildings, or any other tenant's use of such other tenant's leased premises in the Buildings. Notwithstanding anything to the contrary in this Amendment, the Allowance shall be available for disbursement pursuant to the terms hereof only for Tenant Improvements performed by Tenant after the date hereof and prior to the date which is twenty-four (24) months after the Effective Date (the "Sunset Date"), and accordingly, if any portion of the Allowance is not requested by Tenant and disbursed by Landlord (other than a failure to disburse by reason of Landlord's breach of its obligations hereunder) prior to the Sunset Date, the such unused portion shall be forfeited by Tenant.

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7.Letter of Credit.
7.1.In General. Notwithstanding anything to the contrary in the Lease, in accordance with Section 10 of the Third Amendment, as of the Effective Date, Landlord is holding an unconditional irrevocable letter of credit (the "Existing L/C") in the amount of $120,058.49, as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of the Lease. Promptly following the Effective Date, Tenant shall cause the Existing L/C to be amended to reduce the amount thereof to $62,163.67 and the extend the expiration of the Existing L/C, and Landlord shall reasonably cooperate herewith. If Tenant is unable to amend the Existing L/C, Tenant shall provide Landlord with an unconditional irrevocable letter of credit (an "L/C") in the amount of $62,163.67 and otherwise complying with the provisions hereof. The L/C shall be on a form approved by Landlord and issued by and drawn on a commercial bank or trust company that is a member of the New York Clearinghouse Association. The Existing L/C or L/C shall be the total Security Deposit required to be delivered by Tenant under the Lease. The amendment to the Existing L/C or the LC, as applicable, shall not require a medallion in order to transfer the same.
7.2.Requirements. The L/C shall name Landlord as beneficiary, as security for the faithful performance and observance by Tenant of the Lease. The L/C and any renewal L/C shall be drawn on a bank or trust company located in New York City which is a member of the New York Clearing House Association, or otherwise reasonably satisfactory to Landlord, and the L/C shall be presentable and payable in the United States; provided that the L/C can be drawn by facsimile and/or overnight courier delivery service. If Tenant defaults in the full and prompt payment and performance of any of Tenant’s covenants or obligations under the Lease, including, without limitation, a default in the payment of rent, or a failure to timely provide a renewal L/C to Landlord as provided below, Landlord may present the L/C for payment and use, apply or retain the whole or any part of the proceeds thereof, to the extent required for the payment of any rent or any other sums owing or which may become due and owing under the Lease. If Landlord shall so apply, use or retain all or any part of the Security Deposit, Tenant shall upon demand by Landlord, immediately deposit with Landlord a sum of cash or an endorsement to the L/C in form and substance reasonably satisfactory to Landlord equal to the amount used, applied or retained, as security as aforesaid, failing which Landlord shall have the same rights and remedies as under the Lease for non-payment of rent. In the event that Tenant shall fully and faithfully comply with the terms, covenants and conditions of the Lease, the L/C, or so much of the proceeds thereof as shall remain after any application pursuant to the terms of the Lease, shall be returned to Tenant promptly after the expiration or sooner termination of the term hereof and delivery of possession of the entire Premises to Landlord in the manner required by the terms of the Lease together with a letter signed by Landlord authorizing the termination thereof, if reasonably required. The L/C shall provide that it is transferable without the bank’s consent, at no charge to Landlord (or, if there is such a charge, such charge shall be payable by Tenant but the transfer shall be effectuated whether or not the charge is paid). Tenant agrees to cause the bank to renew said L/C, in the same form (or such other form as may be satisfactory to Landlord in its sole discretion) from time to time during the term of the Lease, at least thirty (30) days prior to the expiration of said L/C or any renewal thereof so that an L/C issued by the bank to Landlord shall be in force and effect through the term of the Lease. In the event of any sale, transfer or leasing of Landlord’s interest in the Building, Landlord shall transfer either the L/C or any sums collected thereunder, together with any other unapplied sums held by Landlord as security and the interest thereon, if any, to which Tenant is entitled, to the vendee, transferee or lessee, and after such transfer and upon giving notice to Tenant of such fact and the name and address of the transferee, Landlord shall thereupon be released by Tenant from all liability for the return or payment thereof, and Tenant shall look solely to the new Landlord for the return of payment of same. For all purposes of this Article 7, the Existing L/C shall be treated as an L/C except that the form and issuer of the Existing L/C has been approved by Landlord.
7.3.Security Deposit. The Security Deposit constitutes security for any and all present and future obligations and liabilities of Tenant under the Lease. Tenant hereby expressly agrees that Landlord is not required to apply the Security Deposit against the obligations of Tenant in any particular order, but Landlord must apply same to obligations then due and payable by Tenant hereunder. Landlord, in its sole discretion, may apply the Security Deposit against any obligation under the Lease in any order it may elect, including, without limitation, the last payments of rent due during the term of the Lease
7.4.Replacement. In the event the credit rating of the issuer of the L/C is reduced below "A", or if the financial condition of such issuer changes in any other materially adverse way, then Landlord shall have the right to require that Tenant obtain from a different issuer satisfactory to Landlord in its sole discretion a replacement L/C that complies in all respects with the requirements of this Section within thirty (30) days following Landlord’s written demand.  If the issuer of any L/C held by Landlord is placed into receivership or conservatorship by the Federal Deposit Insurance Corporation or any successor or similar entity then, effective as of the date such receivership or conservatorship occurs, said L/C shall be deemed not to meet the requirements of this Section, and Tenant shall

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obtain from a different issuer satisfactory to Landlord in its sole discretion a replacement L/C that complies in all respects with the requirements of this Section within thirty (30) days following the date such receivership or conservatorship occurs. If Tenant is unable to obtain a replacement L/C under this Section 7.4, Landlord's sole remedy shall be to draw on the L/C and hold the proceeds as a cash security deposit.
8.Parking. Effective as of October 1, 2026, the number of parking passes set forth on the Reference Page of the Original Lease, as amended, is hereby amended to be seventeen (17) parking passes. All terms set forth in Article 30 of the Original Lease will apply to such parking passes.
9.Deleted Provision. Effective as of the Effective Date, the following provisions shall be deleted and of no further force or effect: Addendum One and Addendum Two of the First Amendment, Exhibit C and Exhibit D of the Second Amendment, and Section 19 and Section 22 of the Third Amendment.
10.Notices.
Landlord's address for notices under the Lease is as follows:
Madison-OFC One Main Place OR LLC
c/o New York Life Real Estate Investors
50 California Street, Suite 2100
San Francisco, CA 94111
Attn: Asset Manager
with a copy to:
Madison-OFC One Main Place OR LLC
c/o New York Life Insurance Company
51 Madison Avenue
New York, NY 10010-1603
Attn: Office of the General Counsel, Vice President
and:
Madison-OFC One Main Place OR LLC
c/o New York Life Insurance Company
51 Madison Avenue, Room 907
New York, NY 10010-1603
Attn: Vice President, Asset Management
Tenant's address for notices under the Lease is as follows:

Schrödinger, Inc.
1540 Broadway, Suite 2100
New York, New York 10036
Attn: Mark Gerrard, Executive Director,
Facilities and Operations

And with copies to:

Schrödinger, Inc.
1540 Broadway, Suite 2100
New York, NY 10036
Attn: Yvonne Tran
Chief Legal Officer

and

Loeb & Loeb LLP
345 Park Avenue

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NY, NY 10154
Attn: Scott Schneider, Esq.
11.Restricted Persons. Tenant and Landlord each represents and warrants solely with respect to itself: (i) that it is not a person and/or entity with whom United States Persons are restricted from doing business under the International Emergency Economic Powers Act, 50 U.S.C. §1701 et seq.; the Trading with the Enemy Act, 50 U.S.C. App. §5; any executive orders promulgated thereunder; any implementing regulations promulgated thereunder by the U.S. Department of Treasury Office of Foreign Assets Control ("OFAC") (including those persons and/or entities named on the SDN List); or any other applicable law of the United States and is and shall remain in compliance with the requirements of Executive Order No. 13224, 66 Fed Reg. 49079 (September 25, 2001) (the "Order") and other similar requirements contained in the rules and regulations of OFAC and in any enabling legislation or other Executive Orders in respect thereof (the Order and such other rules, regulations, legislation, or orders are collectively called the "Orders"); (ii) that no person and/or entity who is named on the SDN List has any direct interest in Landlord or Tenant with the result that the direct investment in Landlord or Tenant is prohibited by any applicable law of the United States; (iii) that none of the funds of Tenant or Landlord have been derived from any unlawful activity with the result that the direct investment in Tenant is prohibited by applicable law of the United States. Tenant and Landlord each represents and warrants that it is not in violation of the U.S. Federal Bank Secrecy Act, as amended by Title III (the "International Money Laundering Abatement and Financial Anti-Terrorism Act") of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the "Patriot Act"), Public Law 107-56; its implementing regulations promulgated by the U.S. Department of Treasury Financial Crimes Enforcement Network ("FinCEN") (31 CFR Part 103); or any other anti-money laundering law of the United States; and (iv) it is not and will not become owned or controlled by, nor act for or on behalf of, any person or entity on the Lists or any other person or entity that has been determined by competent authority to be subject to the prohibitions contained in the Orders; is not knowingly engaged in, and will not knowingly engage in, any dealings or transactions or be otherwise associated with such persons or entities on the Lists or that has been determined by competent authority to be subject to the prohibitions contained in the Orders; and agrees to cooperate with the other party in providing such additional information and documentation on its legal or beneficial ownership, policies, procedures and sources of funds as the other party reasonably deems necessary or prudent solely to enable it to comply with Orders or anti-money laundering laws as now in existence or hereafter amended. Any breach or violation by Tenant of this Section 12 shall, at Landlord's option, constitute an Event of Default by Tenant under this Lease.
12.Brokers. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Amendment other than CBRE, Inc., on behalf of Landlord, and Cushman & Wakefield, on behalf of Tenant (collectively, the "Brokers"), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Amendment. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent (other than the Brokers) occurring by, through, or under the indemnifying party. Landlord shall pay a commission to the Brokers in connection with this Amendment pursuant to a separate agreement. The terms of this Section 12 shall survive the expiration or earlier termination of the Lease, as amended hereby.
13.ERISA. Tenant represents and warrants that (a) it is not now nor shall it ever be (i) an employee benefit plan as defined under Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not subject to ERISA; or (ii) a benefit plan investor (within the meaning of Section 3(42) of ERISA); and (b) it does not nor shall it ever hold "plan assets" within the meaning of the Department of Labor Regulations at Section 2510.3-101 or the assets of any "governmental plan" as defined under Section 3(32) of ERISA.
14.Transportation Management. Tenant shall, at no material out of pocket cost to Tenant, fully comply with all present or future programs which are required by applicable law and which are intended to manage parking, transportation or traffic in and around the Property and/or the Building, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities. Such programs may include, without limitation: (i) restrictions on the number of peak-hour vehicle trips generated by Tenant, (ii) increased vehicle occupancy, (iii) implementation of an in-house ridesharing program and an employee transportation coordinator, (iv) working with employees and any

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Property, Building or area-wide ridesharing program manager, (v) instituting employer-sponsored incentives (financial or in-kind) to encourage employees to rideshare, and (vi) utilizing flexible work shifts for employees.
15.Authority. If Tenant is a corporation, limited liability company or a partnership, Tenant represents and warrants that each individual executing this Amendment on behalf of the corporation, limited liability company or partnership, as the case may be, is duly authorized to execute and deliver this Amendment on behalf of said entity in accordance with its corporate bylaws, operating agreement, statement of partnership or certificate of limited partnership, as the case may be, and that this Amendment is binding upon said entity in accordance with its terms. If Landlord is a corporation, limited liability company or a partnership, Landlord represents and warrants that each individual executing this Amendment on behalf of the corporation, limited liability company or partnership, as the case may be, is duly authorized to execute and deliver this Amendment on behalf of said entity in accordance with its corporate bylaws, operating agreement, statement of partnership or certificate of limited partnership, as the case may be, and that this Amendment is binding upon said entity in accordance with its terms and that no other consents of any third party are required as a condition to the effectiveness of this Amendment.
16.Ratification and Confirmation. Except as set forth in this Amendment, all of the terms and provisions of the Lease are hereby ratified and confirmed and shall remain unmodified and in full force and effect. In the event of any conflict between the terms and conditions of the Lease and the terms and conditions of this Amendment, the terms and conditions of this Amendment shall prevail.
17.No Offer. Submission of this instrument for examination and signature by Tenant does not constitute an offer to amend the Lease or a reservation of or option to amend the Lease, and this instrument is not effective as a lease amendment or otherwise for either Landlord or Tenant until executed and delivered by both Landlord and Tenant.
18.Counterparts; Execution. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which counterparts, when taken together, shall be deemed to constitute one and the same instrument. In addition, the parties hereto consent and agree that this Amendment may be signed and/or transmitted by facsimile, e-mail of a .pdf document or using electronic signature technology (e.g., via DocuSign or similar electronic signature technology), and that such signed electronic record shall be valid and as effective to bind the party so signing as a paper copy bearing such party's handwritten signature.

[Signature Page Follows.]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year first above written above.

Landlord:	Tenant:
MADISON-OFC ONE MAIN PLACE OR LLC, a Delaware limited liability company By /s/ Peter Fisco Name: Peter Fisco Title: Vice President	SCHRODINGER, INC., a Delaware corporation By: /s/ Ramy Farid Name: Ramy Farid Title: President & CEO

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EXHIBIT A
Suite 1300

EXHIBIT A -1-

EXHIBIT B
Remaining Premises
EXHIBIT B